                                    EXHIBIT 99

                  PRIOR TRANSACTIONS DURING THE LAST SIXTY DAYS
      WITH RESPECT TO THE SECURITIES OF CELLCOM CORP. EFFECTUATED BY JAY H.
                    BROWN AND NOT PREVIOUSLY REPORTED BY MR.
                              BROWN ON SCHEDULE 13D

Date                      Securities Acquired(1)            Price Paid
- ----                      --------------------              ----------

December 29, 1995               100,000                        $.02
January 10, 1996                100,000                        $.02

(1) Represents transactions effectuated in the over-the-counter market.